FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2017 FIRST QUARTER RESULTS

Reports seventh consecutive Quarter of Profitability

West Palm Beach, FL – February 13, 2017 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carry and protective solutions, today announced financial results for its first fiscal quarter ended December 31, 2016.

First Quarter 2017 Financial Highlights

  Income from Operations was $148 thousand compared to income of $248 thousand from the first quarter of 2016.

  Revenues were $6.6 million vs $7.1 million when compared to the first quarter of 2016.

  Gross profit percentage declined to 17.6% in the first quarter of 2017 compared to 21.3% in the first quarter of 2016.

  Net income was $151 thousand compared to net income of $244 thousand in the first quarter of 2016.

  Earnings per share were $.02 per share compared to $.03 per share for the first quarter of 2016.

  Cash and cash equivalents totaled $4.2 million at December 31, 2016.

Terry Wise, Chief Executive Officer of Forward Industries, stated, “This is the seventh consecutive quarter the company has generated positive income from continuing operations and Net Income in spite of challenging market conditions. We have focused our efforts on growing our existing business with our top tier Medical customers. At the same time, we have enhanced our salesforce capability in a concerted effort to aggressively seek new business within diversified industries. Benefiting from our agile operational platform we have continued to successfully extend our relationships with our existing customers through long term sourcing agreements.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Quarterly Report on Form 10-Q filed today with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal years ended September 30, 2016 and 2015. Please also refer to the Form 10-K for a discussion of risk factors applicable to the Company and its business.

Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding results from new sales people. Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in the 2017 quarter and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the inability to expand our customer base, pricing pressures, lack of success of new sales people and unanticipated issues with our affiliated sourcing agent. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2016 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries
Incorporated in 1962, and headquartered West Palm Beach, Florida, Forward Industries is a global designer and distributor of mobile device cases and accessories. Forward’s products can be viewed online at www.forwardindustries.com.

Contact:
Forward Industries, Inc.
Michael Matte, CFO
(561) 465-0031

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS AND COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended December 31,
	2016	2015

Net revenues	$6,591,248	$7,137,883
Cost of goods sold	5,432,419	5,615,518
Gross profit	1,158,829	1,522,365

Operating expenses:
Sales and marketing	417,527	432,888
General and administrative	593,180	841,666
Total operating expenses	1,010,707	1,274,554

Income from operations	148,122	247,811

Other income (expense):
Other income (expense), net	3,370	(3,731)
Total other income (expense), net	3,370	(3,731)

Net income	$151,492	$244,080

Net income	$151,492	$244,080
Other comprehensive loss:
Translation adjustments	-	(436)
Comprehensive income	$151,492	$243,644

Net income per basic common share	$0.02	$0.03
Net income per diluted common share	$0.02	$0.03

Weighted average number of common and
common equivalent shares outstanding:
Basic	8,621,513	8,387,501
Diluted	8,757,728	8,621,524

FORWARD INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2016	2016
	(Unaudited)
Assets
Current assets:
Cash	$4,240,810	$4,760,620
Accounts receivable	5,766,740	4,864,423
Inventories	2,550,153	2,572,980
Prepaid expenses and other current assets	129,454	141,421
Total current assets	12,687,157	12,339,444
Property and equipment, net	37,035	43,030
Other assets	12,843	12,843
Total assets	$12,737,035	$12,395,317

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$145,429	$62,136
Due to Forward China	3,825,428	3,519,676
Accrued expenses and other current liabilities	342,700	587,741
Total current liabilities	4,313,557	4,169,553
Other liabilities	48,179	51,486
Total liabilities	4,361,736	4,221,039
Commitments and contingencies
Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized;
8,780,830 shares issued and outstanding	87,808	87,808
Additional paid-in capital	17,832,589	17,783,060
Accumulated deficit	(9,523,313)	(9,674,805)
Accumulated other comprehensive loss	(21,785)	(21,785)
Total shareholders' equity	8,375,299	8,174,278
Total liabilities and shareholders' equity	$12,737,035	$12,395,317